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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Bay Networks, Inc. for the registration of 5,093,551 shares of its common stock and to the incorporation by reference therein of our reports dated July 18, 1997 with respect to the consolidated financial statements and the financial statement schedule, of Bay Networks, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 1997, filed with the Securities and Exchange Commission.



                                                   ERNST & YOUNG LLP

Palo Alto, California
January 16, 1998